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                                                                  Exhibit 4.17.4


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                          THIRD SUPPLEMENTAL INDENTURE

                              TRUMP HOTELS & CASINO
                             RESORTS HOLDINGS, L.P.

                              TRUMP HOTELS & CASINO
                              RESORTS FUNDING, INC.

                                     Issuers

                                       and

                         U.S. BANK NATIONAL ASSOCIATION

                                     Trustee

                       ----------------------------------


                           Dated as of August 1, 2000


                       -----------------------------------


               $155,000,000 15 1/2% Senior Secured Notes due 2005

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         THIRD SUPPLEMENTAL INDENTURE, dated as of August 1, 2000, between Trump
Hotels & Casino Resorts Holdings, L.P., a Delaware limited partnership (the "Company") and Trump Hotels and Casino Resorts Funding, Inc., a Delaware Corporation and a wholly-owned subsidiary of the Company ("Funding", and together with the Company, the "Issuers"), and U.S. Bank National Association (formerly known as First Bank National Association), a national banking association, as Trustee, under the Indenture, dated as of June 12, 1995, as supplemented by the First Supplemental Indenture thereto dated as of April 2, 1996, and as further supplemented by the Second Supplemental Indenture thereto dated as of April 16, 1996 (as so supplemented, the "Indenture"), between the Issuers and the Trustee relating to the Issuers' $155,000,000 aggregate principal amount of 15 1/2% Senior Secured Notes due 2005 (the "Securities"). Capitalized terms not defined herein shall have the respective meanings assigned to them in the Indenture.

                             RECITALS OF THE ISSUERS

         The Issuers and the Trustee desire to cure an ambiguity, defect and/or inconsistency in the Indenture pertaining to the extension, renewal and/or refinancing of certain existing Indebtedness of Trump Indiana, Inc., in order to clarify that Indebtedness incurred as an extension, renewal and/or refinancing of such existing Indebtedness may be secured by Liens to the extent such existing Indebtedness being so extended, renewed and/or refinanced was so secured.

         In accordance with Section 10.1 of the Indenture, the Issuers and the Trustee may enter into supplemental indentures for the purpose of curing such ambiguities, defects and/or inconsistencies without the consent of any Holder of the Securities.

         The general partner of the Company and the Board of Directors of Funding each have duly authorized the execution and delivery of this Supplemental Indenture. The Issuers have delivered to the Trustee an Officers' Certificate pursuant to Section 12.4 of the Indenture and an Opinion of Counsel pursuant to Section 10.6 of the Indenture.

         WHEREFORE, each party agrees as follows for the benefit of the other parties and for the equal or ratable benefit of the Holders of the Securities:

                                   ARTICLE 1

                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION

         SECTION   1.1     Definitions.
                           -----------

         For all purposes of this Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires, the words "herein", "hereof" and "hereunder" and other words of similar import refer to the Indenture and this Supplemental Indenture as a whole and not to any particular Article, Section or subdivision. In addition, the words "this Indenture" as used in the

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Indenture, shall refer to the Indenture as supplemented by this Supplemental
Indenture.

         SECTION   1.2     Effective Headings.
                           ------------------

         The Article and Section headings are for convenience only and shall not affect the construction hereof. Except as expressly provided herein, all references to Sections in the Indenture shall remain unchanged.

         SECTION   1.3     Successors and Assigns.
                           ----------------------

         All covenants and agreements in this Supplemental Indenture by the Issuers shall bind their successors and assigns, or any other obligor on the Securities, whether expressed or not.

         SECTION   1.4     Separability Clause.
                           -------------------

         In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be effected or impaired thereby.

         SECTION   1.5     Benefits of Supplemental Indenture.
                           ----------------------------------

         Nothing in this Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any Paying Agent and the Holders, any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture.

         SECTION   1.6     Governing Law.
                           -------------

         THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO THE CONFLICT OF LAWS PRINCIPLES THEREOF).

         SECTION   1.7     Effectiveness.
                           -------------

         This Supplemental Indenture shall take effect on the date hereof.

                                    ARTICLE I

                                   AMENDMENTS

         SECTION   2.1     Clause (o) of the definition of "Permitted Liens" in
Section 1.1 of the Indenture is hereby amended to read in its entirety as follows:

              (o) Indebtedness of Trump Indiana, Inc. incurred pursuant to clause


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              (m) of the definition of Permitted Indebtedness (and any
              refinancings thereof pursuant to clause (k) of the definition of Permitted Indebtedness) may be secured by the Indiana Riverboat Casino vessel;

         This Supplemental Indenture is executed by the Issuers and the Trustee pursuant to the provisions of Article X of the Indenture, and the terms and conditions hereof shall be, and shall from and after the date hereof be deemed to be, part of the terms and conditions of the Indenture for any and all purposes. The Indenture as amended by this Supplemental Indenture is in all respects confirmed and preserved.

         This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first written above.

                                     TRUMP HOTELS AND CASINO RESORTS
                                     HOLDINGS, L.P.

                                     By:   TRUMP HOTELS AND CASINO RESORTS,
                                           INC., its general partner

Attest: /s/ John P. Burke                  By:   /s/ Robert M. Pickus
       -----------------------------          ------------------------------
         John P. Burke                     Name:  Robert M. Pickus
         Executive Vice President          Title:  Executive Vice President
         and Corporate Treasurer

                                     TRUMP HOTELS & CASINO RESORTS FUNDING, INC.

Attest: /s/ John P. Burke                  By:  /s/ Robert M. Pickus
       -----------------------------          ------------------------------
         John P. Burke                     Name:  Robert M. Pickus
         Executive Vice President          Title:  Executive Vice President
         and Corporate Treasurer
                                     U.S. BANK NATIONAL ASSOCIATION, Trustee

Attest: /s/ illegible                      By:  /s/ Lori Anne Rosenberg
       ------------------------------         ------------------------------
                                           Name: Lori Anne Rosenberg
                                           Title: Assistant Vice President

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